                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ENVIROQ
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ENVIROQ CORPORATION

                        100 UNION HILL DRIVE, SUITE 100
                           BIRMINGHAM, ALABAMA 35202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Enviroq Corporation, a Delaware corporation (the "Company"), will be held on Thursday, September 12, 1996, at 9:00 a.m, local time, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama 35223, for the following purposes:

          1. To elect seven (7) directors to serve for the ensuing year;

          2. To consider and act upon management's proposal that shareholders ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Your attention is directed to the accompanying Proxy Statement for a description of matters to be considered at the meeting.

     Shareholders of record as of the close of business on August 1, 1996 are entitled to vote at the meeting. Whether or not you plan to attend the meeting, please complete, date, and sign the enclosed proxy and return it promptly in the envelope provided, which requires no United States postage. Your compliance with this request is appreciated and will assist in obtaining a quorum.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM J. LONG

                                          William J. Long
                                          President and Chief Executive Officer

August 9, 1996

                              ENVIROQ CORPORATION

                        100 UNION HILL DRIVE, SUITE 100
                           BIRMINGHAM, ALABAMA 35202

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 12, 1996

GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Enviroq Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama 35223, at 9:00 a.m. local time, on Thursday, September 12, 1996 (the "Annual Meeting"). The approximate date on which this Proxy Statement and the proxy are to be first mailed to shareholders is August 9, 1996.

     The proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the Annual Meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as described in this Proxy Statement.

     No officer, director, or director nominee of the Company, nor any person who has been an officer, director, or director nominee of the Company at any time since the beginning of its last fiscal year, nor any associate or any such officer, director, or director nominee, has any substantial interest in the matters to be acted upon at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on August 1, 1996, as the record date for determination of shareholders entitled to vote at the Annual Meeting. Holders of the Company's Common Stock, par value $0.01 per share, as of the close of business on such date, will be entitled to one vote for each share held. As of the record date, the Company had outstanding 1,009,377 shares of Common Stock.

VOTE REQUIRED

     The affirmative vote of the holders of a plurality of the outstanding shares represented, in person or by proxy, at the Annual Meeting is necessary for the election of each nominee for director named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares represented, in person or by proxy, at the Annual Meeting is necessary to ratify the Board of Directors appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending March 29, 1997. Abstentions, broker non-votes and votes that are withheld with respect to the proposed ratification of the Company's independent auditors will, therefore, have the same effect as negative votes. No shares have cumulative voting rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

     The table set forth below presents certain information regarding the beneficial ownership as of June 20, 1996 by (i) each shareholder known to the Company to own more than five percent of any class of the Company's outstanding securities entitled to vote; (ii) directors of the Company; and (iii) all executive officers and directors of the Company as a group.

                                                           AMOUNT AND CLASS       PERCENT OF CLASS
                  NAME AND ADDRESS OF                        OF SECURITIES           (EXCLUDING
                    BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)   TREASURY SHARES)(2)
- -------------------------------------------------------  ---------------------   -------------------
Insituform Technologies, Inc.                            73,800 shares
  3315 Democrat Road                                     of common stock
  Memphis, Tennessee 38118                                                                7.3%

Marinelli Securities Associates(3)                       294,900 shares
  2100 North Dixie Highway                               of common stock
  Fort Lauderdale, Florida 33305                                                         29.2%

SCE, Incorporated(4)                                     294,900 shares
  801 Fifth Avenue North                                 of common stock
  Birmingham, Alabama 35023                                                              29.2%

Charles A. Long, Jr.(4)(5)                               309,904 shares                  30.7%
                                                         of common stock

William J. Long(4)(6)                                    309,874 shares                  30.7%
                                                         of common stock

Antonio M. Marinelli(3)(7)                               299,559 shares                  29.7%
                                                         of common stock

Michael X. Marinelli(3)(8)                               295,420 shares                  29.3%
                                                         of common stock

Orlando M. Marinelli(3)                                  294,900 shares                  29.2%
                                                         of common stock

W.T. Goodloe Rutland                                     14,061 shares                    1.4%
                                                         of common stock

Alexander P. Zechella                                    4,221 shares                     0.4%
                                                         of common stock

All executive officers and directors as a group (8       641,059 shares
  persons)                                               of common stock                 63.5%

- ---------------

(1) Included in such beneficial ownership are shares of common stock issuable upon the exercise of certain options exercisable immediately or within 60 days of June 20, 1996, as follows: None.
(2) The percentages represent the total of the shares listed in the adjacent column divided by the issued and outstanding shares of common stock as of June 20, 1996, plus any options exercisable immediately or within 60 days.
(3) Marinelli Securities Associates ("MSA") is the record holder of 294,900 shares. The partners of MSA are Micam Industries, Inc. (41.16%), Orlando M. Marinelli (7.65%), Marion Marinelli (7.65%), Antonio M. Marinelli (7.65%), Phyllis Marinelli (7.65%), Michelle Marinelli (7.06%), Kim Vreeland (7.06%), Michael X. Marinelli (7.06%), and Michael J. Marinelli (7.06%). Both Antonio M. Marinelli and Orlando M. Marinelli are directors and officers of the Company, are partners in Micam, and are directors and executive officers of Micam. Michael X. Marinelli, a director of the Company, is a partner in MSA. Accordingly, the shares owned by MSA may be deemed to be beneficially owned by each of them. The address of each of the above-named partners is the same as the address of MSA.
(4) SCE, Incorporated is the record owner of 294,900 shares. Charles A. Long, Jr., and William J. Long (the "SCE Group"), are directors of SCE. Sullivan, Long & Hagerty is the record owner of 9,318 shares. Both Charles A. Long, Jr. and William J. Long own stock of SLH, the sole stockholder of SCE. Accordingly, the shares owned of record by SCE may be deemed to be beneficially owned by each member of the SCE Group. Also includes 2,347 shares owned of record by Long Enterprises, Inc. Both Charles A. Long, Jr., and William J. Long are directors, executive officers, and controlling shareholders of SLH and Long Enterprises. On March 12, 1996, SCE, SLH, Charles A. Long, Jr. and William
     J. Long filed Amendment No. 1 to the Schedule 13D of such corporations and persons (the "Amended 13D"). The Amended 13D indicates that, pursuant to a Financial Assistance Agreement dated December 22, 1995 between Fidelity and Deposit Company of Maryland ("Fidelity"), SCE and SLH (the "Assistance Agreement"), each of SLH and SCE granted a security interest in all of the shares of the common stock of the Company owned by them to secure the obligations of SLH and SCE to Fidelity. The Assistance Agreement provided that "absent disposition, sale or liquidation of assets by prior means acceptable to Fidelity, any and all assets of [SCE] and [SLH] shall be sold and liquidated as soon as possible following achievement of the completion goals established [and set forth in the Assistance Agreement.]" The common stock of the Company owned by SCE and SLH was not listed as an exempt asset in the Assistance Agreement. The Assistance Agreement was filed as an exhibit to the Amended 13D.
(5) Charles A. Long, Jr. is the record owner of 3,312 shares.
(6) William J. Long is the record owner of 269 shares. Also, includes an aggregate of 3,040 shares owned of record by William J. Long's wife and children.
(7) Antonio M. Marinelli is the record owner of 4,659 shares.
(8) Michael X. Marinelli is the record owner of 120 shares. Also, includes 400 shares owned of record by Michael X. Marinelli's sons.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The business of the Company is under the general management of a Board of Directors, as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors held six formal meetings during the fiscal year ended March 30, 1996. Each director of the Company then serving attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which such director serves.

     The Bylaws of the Company provide for an Executive Committee, which is composed of the Chief Executive Officer of the Company and not less than two other directors. Unless limited by law or by the Bylaws of the Company, the Executive Committee has the authority, during intervals between meetings of the Board of Directors, to act in all matters upon which the full Board of Directors may act when in session. The current members of the Executive Committee are Directors Antonio M. Marinelli (Chairman), William J. Long, Charles A. Long, Jr., and Orlando M. Marinelli. The Executive Committee held no meetings during the fiscal year ended March 30, 1996.

     Pursuant to the Bylaws of the Company, in April 1995 the Board of Directors appointed an Audit Committee. The Audit Committee's basic functions are to assist the Board of Directors in discharging its fiduciary responsibilities to the shareholders and the investment community in the preservation of the integrity of the financial information published by the Company, to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company and to insure the independence of the independent auditors. Currently, the members of the Audit Committee are Directors Alexander P. Zechella (Chairman), Orlando M. Marinelli,
W. T. Goodloe Rutland and Michael X. Marinelli. The Audit Committee held one meeting during the fiscal year ended March 30, 1996.

     In April, 1995 the Board of Directors designated a Stock Option Committee. The Stock Option Committee administers the Company's Incentive Stock Option Plan and is responsible for granting stock options to key executive employees of the Company. The current members of the Stock Option Committee are Directors W. T. Goodloe Rutland (Chairman) and Alexander P. Zechella. The Stock Option Committee held no meetings during the fiscal year ended March 30, 1996

     In April, 1995, the Board of Directors designated a Compensation Committee. The Compensation Committee is responsible for recommending the compensation of members of the Board of Directors and executive officers of the Company. The current members of the Compensation Committee are Directors W. T.

Goodloe Rutland (Chairman), Antonio M. Marinelli and Alexander P. Zechella. The Compensation Committee held two meetings during the fiscal year ended March 30, 1996.

     Directors of the Company, with the exception of William J. Long, Antonio M. Marinelli, and Orlando M. Marinelli, are paid $1,000 per quarter for a maximum of six meetings of the Board of Directors. All directors are reimbursed for travel expenses incurred in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors. Finally, Non-Employee Directors are entitled to receive options to purchase shares of Common Stock pursuant to the Non-Employee Directors' Stock Option Plan of the Company (the "Directors' Plan"). Options for up to 500,000 shares of Common Stock are authorized to be issued under the Directors' Plan. The Directors' Plan allows the Company's Stock Option Committee to grant options to non-employee directors for a price of not less than eighty-five percent (85%) of the fair market value of the Company's Common stock on the dates that the options are granted. Options are exercisable in whole or in part, from time to time, until five (5) years from the date or grant, except that, absent a change in control of the Company, each option terminates upon the discontinuance of the option holder's service as a Director of the Company for any reason except death or disability. Sale of Common Stock purchased upon exercise of an option is prohibited for two (2) years from the date of exercise or three (3) years from the date of grant, whichever is later, unless there is a change in control of the Company or in the event of the Director's death. Each option agreement under the Directors' Plan provides, among other things, that shares of Common Stock will be issued and delivered to the Director upon payment to the Company of the exercise price of such shares and that the option price and number of shares subject to option will be adjusted for stock splits, stock dividends, or other similar changes in the Company's capital structure. As of March 30, 1996, no options have been granted under the Directors' Plan.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the Company's Directors and Executive Officers, and any beneficial owner of more than 10% of the Common Stock of the Company, is required to file with the Securities Exchange Commission (the "SEC") initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock. Such persons are also required by SEC regulations to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required by those persons, the Company is not aware of any instances of noncompliance by such persons with Section 16(a) of the Exchange Act, during the fiscal year ended March 30, 1996.

EXECUTIVE COMPENSATION

     The following table sets forth certain information respecting the compensation paid to the Chief Executive Officer of the Company during the fiscal year ended March 30, 1996 and relevant preceding fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION AWARDS
                                                               -----------------------------
                                                                                 ALL OTHER
                                                                      SALARY    COMPENSATION
                   NAME AND PRINCIPAL POSITION                 YEAR     ($)         ($)
    ---------------------------------------------------------  ----   -------   ------------
    William J. Long                                            1996   $58,333            --
      President and Chief Executive Officer                    1995   $50,000    $ 757.20(1)

- ---------------

(1) Amount shown for 1995 consists of $102 for group term life insurance and $655.20 for contributions by the Company to Mr. Long's 401(k).

     As of the date hereof, there have been no options to purchase the Common Stock of the Company granted to Mr. Long or any other employee or director. As of March 30, 1996, no options had been granted and no options had been exercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  (a) License Agreement with Long Enterprises, Inc.

     Synox(R) Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Synox"), is the exclusive licensee under a license agreement dated May 27, 1986, as amended on May 16, 1991 and October 5, 1994, between Synox and Long Enterprises, Inc., an Alabama corporation controlled by Charles
A. Long, Jr., a Director and Director-Nominee of the Company and the father of William J. Long, the President, Chief Executive Officer and a Director and Director-Nominee of the Company (the "License Agreement"), pursuant to which Synox has obtained rights to six U.S. patents.

     The patents and patent applications covered by the License Agreement, and their expiration dates are listed below:

 NUMBER     NAME                        DESCRIPTION                         EXPIRATION
- ---------   -----  -----------------------------------------------------  ---------------
4,487,699   Long   Sewage Biosolids Treatment Apparatus and Process       Dec. 11, 2001
4,582,612   Long   Improved Sewage Biosolids Treatment Apparatus          Apr. 15, 2003
4,659,464   Long   Apparatus for Dispersing Biosolids With Gas
                     Impingement                                          Apr. 21, 2004
4,695,388   Long   Apparatus and Process for Rapid Sewage Biosolids
                     Separation                                           Sept. 22, 2004
4,936,983   Long   Sewage Biosolids Treatment with Gas Injection          June 26, 2007
5,147,563   Long   Improved Sewage Sludge Treatment With Gas Injection    Sept. 29, 2009

     The License Agreement extends to the States of Maryland, Delaware, Virginia, West Virginia, North Carolina, South Carolina, Florida, Georgia, Alabama, Kentucky, Tennessee, California, Texas, Arizona, New Mexico and the District of Columbia. Long Enterprises has also granted Synox an option to extend the territory under the License Agreement to include the entire United States, its possessions and Puerto Rico. This option may be exercised in its entirety by payment by the Company to Long Enterprises of an exercise fee of $500,000. Alternatively, Synox may exercise the option only with respect to the Northeast Territory (consisting of New Jersey, New York, Massachusetts, Connecticut, Rhode Island, Vermont, New Hampshire and Maine) for an exercise payment of $137,522.72; or with respect to the West Central Territory (consisting of Washington, Oregon, Nevada, Idaho, Utah, Montana, Wyoming, Colorado, North Dakota, South Dakota, Nebraska, Kansas, Oklahoma, Minnesota, Iowa, Missouri, Arkansas, Louisiana, Mississippi, Wisconsin, Illinois, Michigan, Indiana, Ohio, Pennsylvania, Hawaii, Alaska and the possessions of the United States) for an exercise payment of $362,477.28.

     This option will expire on December 31, 1997. Long Enterprises has agreed to allow Synox to market a process utilizing the patents (the "Synox Process") in the extended territory without exercising its option with the understanding that, upon any sale pursuant to the License Agreement, Synox would exercise its option on the extended territory. The License Agreement expires on June 26, 2007, or the later date of termination of the last to expire of any patent issued pursuant to the patent applications and continuations in part relating to the subject matter of the License Agreement in existence on May 16, 1991, and thereafter prosecuted by the licensor or its assignor, Charles A. Long, Jr. (the "Long License Expiration").

     Royalties under the License Agreement are 4% of the total contract value of the Synox Process installation (which begins with a storage unit for thickened biosolids and ends with biosolids thickening and chemical contact), less allowable deductions, such as the building, site preparation, paving, land and landscape.

     Minimum annual royalties (based on retaining the previously listed 15 states) are due each January 1, beginning January 1, 1995, for the ensuing calendar year through the Long License Expiration, according to the following schedule:

    DATE DUE                                                                    AMOUNT
    --------                                                                  -----------
    January 1, 1995.........................................................  $ 45,167.76
    January 1, 1996.........................................................  $      0.00
    January 1, 1997.........................................................  $ 90,335.51
    January 1, 1998.........................................................  $180,671.02
    January 2, 1999.........................................................  $180,671.02
    January 1, 2000, and on each January 1 through Long License
      Expiration............................................................  $225,838.77

     Minimum annual royalties will be increased if Synox exercises the option to extend its territory, based on a formula which takes into account the population (based on a 1980 Census) of the additional territory. The minimum annual royalty payment due on January 1, 1995 was paid.

  (b) Other Relationships and Transactions

     Directors Charles A. Long, Jr., and William J. Long, and other members of the Long family may be deemed to be in control of Sullivan, Long & Hagerty, Inc. and, therefore, its wholly-owned subsidiary SCE, Incorporated (a principal shareholder of the Company), Assurance Agency, Inc., an Alabama corporation, an insurance broker ("Assurance"), Long Technologies, Inc., a research and development company, and Long Enterprises, Inc.

     The Company has had a number of transactions, which are described below, with the businesses named above. The Company believes that the transactions were or are on terms that are no less favorable to the Company than those which could reasonably have been obtained from an unaffiliated party.

     Prior to April 1, 1996, the Company's insurance (other than its employee insurance) was provided through Assurance. For fiscal year 1996, the Company paid Assurance approximately $58,000 for certain insurance needs. For fiscal years 1994 and 1995, Old Enviroq paid Assurance approximately $860,000 and $1,027,000, respectively. These payments were made by Old Enviroq with respect to its business operations prior to the Distribution, including primarily those business operations now conducted by Insituform Southeast, rather than the Company. On April 1, 1996, Assurance sold its book of business to an unrelated third party. Management believes that the Company will make payments during fiscal 1997 for certain insurance needs to the purchaser of Assurance's book of business, and Assurance will be entitled to receive a portion of the commissions related to these payments.

     During fiscal years 1996 and 1995, the Company paid approximately $2,800 and $66,000, respectively, to Market Potential, Inc., a company controlled by Patricia L. Ford, for marketing and public relations services performed for the Company. Ms. Ford is the sister of William J. Long and the daughter of Charles
A. Long, Jr. Market Potential, Inc. also sub-leases offices to the Company on a month-to-month basis. Pursuant to this arrangement, the Company paid approximately $1,200 to Market Potential, Inc. during fiscal year 1996.

     For two months during fiscal year 1996, the Company leased certain office space from SCE. Pursuant to this arrangement, the Company paid approximately $600 to SCE.

     Old Enviroq leased its Birmingham, Alabama offices from SLH and SCE. Pursuant to this arrangement and during fiscal years 1994 and 1995, Old Enviroq paid approximately $47,000 and $41,000, respectively, to SLH and SCE. For the first five months of fiscal year 1996, the Company's Birmingham offices were included within the space leased by Old Enviroq from SLH and SCE.

     Old Enviroq acquired all of the outstanding common stock of Synox from its existing stockholders on September 30, 1991. The stockholders of Synox at the time of that merger received shares of Old Enviroq valued at $672,000 in the aggregate plus the right to receive additional shares of Old Enviroq, dependent on the earnings of Synox, up to a maximum value of $2,017,000. The right to receive these additional shares was represented by certificates of contingent shares of Old Enviroq ("Contingent Share Certificates"). In addition to other past stockholders of Synox, certain directors of the Company or their affiliates, including Long Enterprises, Inc., and Sullivan, Long & Hagerty, Inc., Orlando M. Marinelli, Antonio M. Marinelli,
W. T. Goodloe Rutland, and Alexander P. Zechella, held Contingent Share Certificates.

     The Company has issued replacement contingent share certificates representing the contingent right to receive shares of the common stock of the Company ("New Contingent Share Certificates"), partly in consideration of the agreement of the holders of the Contingent Share Certificates to surrender the Contingent Share Certificates. The New Contingent Share Certificates have rights and privileges substantially similar to those afforded by the Contingent Share Certificates except that (i) any shares to be issued pursuant to the New Contingent Share Certificates will be shares of the common stock of the Company rather than Old Enviroq, and (ii) the arbitration provisions contained in the Contingent Share Certificates giving the holders thereof the right to arbitrate the reasonableness of the decision to abandon the Synox Process are not contained in the New Contingent Share Certificates.

     Synox has issued certain promissory notes to certain directors and officers of the Company and certain of their affiliates. The aggregate amount of such indebtedness as of June 24, 1996 was approximately $1,091,179. These notes provide that interest will be deferred and paid only if and after Synox has after-tax net income and then only to the extent that the amount of interest paid does not exceed the amount of such after-tax net income; and principal will be paid after Synox has accumulated retained earnings, and then only to the extent that the payment of such indebtedness does not exceed the amount of such retained earnings.

MATTERS TO BE ACTED UPON

  1. Election of Directors

     The Board of Directors proposes that the proxy be voted for the election of the seven nominees listed below to serve as directors until the next Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. Should any one or more of these nominees become unavailable to accept nomination or election as a director, the enclosed proxy will be voted for such other persons as the Board of Directors may recommend, unless the Board reduces the number of directors.

          NAME                                 BUSINESS EXPERIENCE AND AGE
- -------------------------  --------------------------------------------------------------------
Charles A. Long, Jr.       Mr. Long, age 68, has been a Director of the Company since April
                             1995. Prior to April, 1996, Mr. Long had served as
                             Secretary-Treasurer of the Company. Prior to April 1995, Mr. Long
                             had served as Secretary-Treasurer and a Director of Old Enviroq since October 1981. Prior to May 25, 1995, Mr. Long also served since 1970 as the Chairman of the Board and Chief Executive
                             Officer of SCE and SLH and is currently a director of both SCE and
                             SLH.
William J. Long            Mr. Long, age 44, has been President, Chief Executive Officer and a
                             Director of the Company since April 1995. Prior to April 1995, Mr.
                             Long had been Vice President-Marketing and a Director of Old
                             Enviroq since October 1984. Since May 25, 1995, Mr. Long has been
                             Chairman of the Board and a Director of Sullivan, Long & Hagerty
                             ("SLH") a heavy construction contractor, which is the parent of
                             SCE Incorporated ("SCE"), a heavy construction contractor. Prior to October, 1995, Mr. Long had been Chief Executive Office of SCE and SLH. Prior to May 25, 1995, Mr. Long had been a Director and
                             Senior Vice President of SCE, and a Director and Senior Vice
                             President of SLH, for over five years.

          NAME                                 BUSINESS EXPERIENCE AND AGE
- -------------------------  --------------------------------------------------------------------
Antonio M. Marinelli       Mr. Marinelli, age 76, has been Chairman of the Board and a Director of the Company since April 1995. Prior to April 1995, Mr.
                             Marinelli had been Chairman of the Board of Old Enviroq since
                             1981. Mr. Marinelli is, and has been for over five years, Vice
                             Chairman of the Board and a Director of Intercounty Construction
                             Company of Florida, Inc. ("Intercounty"), a heavy construction contractor and a wholly-owned subsidiary of Micam Industries, Inc.
                             ("Micam").
Michael X. Marinelli       Mr. Marinelli, age 37, is an associate with the Washington, D.C. law firm of Baker & Botts. He graduated from Catholic University Law
                             School in 1989. Mr. Marinelli served as Assistant Secretary of the
                             Company from January 1987 to July 1987. He served as Special
                             Assistant to the General Manager of Insituform East, Inc., from
                             February 1986 to August 1986. From October 1985 to February 1986,
                             Mr. Marinelli served as assistant to the President of the Company, and from October 1984 to October 1985, he was a sales
                             representative for the Company. He has served as a Director of the
                             Company since April 1995. Prior to April 1995, he had served as a
                             Director of Old Enviroq since October 1984.
Orlando M. Marinelli       Mr. Marinelli, age 71, has been Secretary-Treasurer of the Company since April, 1996, and has been Vice President and a Director of the Company since April 1995. Prior to April 1995, Mr. Marinelli had served as Vice President and a Director of Old Enviroq since
                             October 1981. He has served as Chairman of the Board of
                             Intercounty for more than the last five years.
W.T. Goodloe Rutland       Mr. Rutland, age 69, served as Chairman of the Board of Directors,
                             President, Treasurer, and Chief Executive Officer of SouthTrust
                             Mortgage Corporation, a mortgage banking firm, from May 1975 until his retirement in June 1982. Since June 1982, Mr. Rutland has been engaged in the management of personal investments and real estate development. He has served as a Director of the Company since
                             April 1995. Prior to April 1995, he served as a Director of Old
                             Enviroq since April 1987.
Alexander P. Zechella      Mr. Zechella, age 75, served from September 1983 to April 1984, as
                             Chairman of Charter Oil Company and Executive Vice President of
                             The Charter Company ("Charter"). From April 1984 until his retirement in December, 1985 Mr. Zechella served as President,
                             Chief Executive Officer, and Chief Operating Officer of Charter.
                             In April 1984, Charter and certain of its subsidiaries, including
                             Charter Oil, filed for protection under Chapter 11 of the United
                             States Bankruptcy Code. In December 1986, a plan of reorganization was confirmed by the bankruptcy court for Charter and certain of its subsidiaries, including Charter Oil. In March 1987, the plans of reorganization for Charter and certain of its subsidiaries, including Charter Oil, were implemented and such entities were discharged from bankruptcy. Mr. Zechella retired from Westinghouse
                             Electric in 1980 where he was a Vice President. Mr. Zechella has served as a Director of the Company since April 1995. Prior to
                             April 1995, he had served as a Director of Old Enviroq since April
                             1987.

     William J. Long, a Director and Executive Officer of the Company, is the son of Charles A. Long, Jr., also a Director of the Company. Antonio M. Marinelli, a Director of the Company, is the brother of Orlando M. Marinelli, a Director and Executive Officer of the Company. Michael X. Marinelli, a Director of the Company, is the son of Antonio M. Marinelli.

     IT IS INTENDED THAT THE PROXY ENCLOSED HEREWITH WILL BE VOTED FOR ALL SEVEN
(7) OF THE NOMINEES LISTED ABOVE, UNLESS THE SHAREHOLDER CLEARLY INDICATES HIS OR HER INTENT NOT TO VOTE FOR ONE OR MORE NOMINEES ON THIS MATTER.

  2. Ratification of Appointment of Independent Auditors.

     The Board of Directors has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche) independent certified public accountants, to be the Company's auditors for the fiscal year ended March 29, 1997 and is hereby seeking shareholder approval of such appointment. Deloitte & Touche served as the independent certified public accountants for the Company for the fiscal year ended March 30, 1996.

     Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends that shareholders vote to ratify the appointment of Deloitte & Touche as the Company's independent public accountants.

     IT IS INTENDED THAT THE PROXY ENCLOSED HEREWITH WILL BE VOTED FOR THE RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS UNLESS THE SHAREHOLDER SPECIFICALLY ABSTAINS FROM VOTING ON THIS MATTER.

  3. Other Business.

     It is not anticipated that there will be presented at the Annual Meeting any business other than the election of directors and the ratification of the appointment of independent auditors, and the Board of Directors was not aware, a reasonable time before this solicitation of proxies, of any other matters which might properly be presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Proposals of shareholders to be presented at the 1997 Annual Meeting of Shareholders must be received at the Company's executive offices by June 6, 1997, to be considered for inclusion in the Company's proxy materials relating to that meeting. Proposals must comply with the Securities and Exchange Commission proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

SOLICITATION OF PROXIES

     This proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitations materials, regular employees of the Company may solicit proxies by a variety of means, including mail, facsimile, telephone, or telegraph. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of its proxy materials and Annual Report to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM J. LONG

                                          William J. Long
                                          President and Chief Executive Officer

August 9, 1996

                                                                      APPENDIX A


                              ENVIROQ CORPORATION
                              BIRMINGHAM, ALABAMA

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 1996

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

   The undersigned hereby appoints William J. Long and Antonio M. Marinelli, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of Enviroq Corporation, a Delaware corporation (the "Company"), which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 12, 1996, at the Mountain Brook Inn, 2800 Highway 280, Birmingham, Alabama at 9:00 a.m., local time, or at any adjournment thereof:

  1. ELECTION OF DIRECTORS:
    / / FOR all nominees below (except as indicated to   / / WITHHOLD AUTHORITY to vote for all nominees
    the contrary below)                                      below
          Charles A. Long, Jr., William J. Long, Antonio M. Marinelli, Michael X. Marinelli, Orlando M.
         Marinelli, W. T. Goodloe Rutland, Alexander P. Zechella

    INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

    -------------------------------------------------------------------------------------------------------
  2. RATIFICATION OF SELECTION OF AUDITORS:
    / / FOR   / / AGAINST   / / ABSTAIN respecting the proposal to ratify the selection by the Board of
    Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending
    March 29, 1997.
  3. OTHER MATTERS:
    In their discretion, upon such other matters as may properly come before the Annual Meeting of
    Stockholders.

             (Continued and to be dated and signed on reverse side)

                             (Continued from front)

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                                  Dated:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                         (Signature(s) of
                                                         Stockholder(s))

                                                  (Please date and sign as name
                                                  appears on proxy. If shares
                                                  are held jointly, each
                                                  stockholder should sign.
                                                  Executors, administrators,
                                                  trustees, etc. should use full
                                                  title and, if more than one,
                                                  all should sign. If the
                                                  stockholder is a corporation,
                                                  please sign full corporate
                                                  name by an authorized
                                                  officer.)